Exhibit 16.1

Ernst & Young, Chicago

155 N. Wacker Dr.

Chicago, IL 60606

Tel: +1 312-879-2135

Fax: +1 (866) 220-1671

www.ey.com

30 April 2013

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read item 4.01 of Form 8-K dated April 30, 2013, of Kaanapali Land, LLC and are in agreement with the statements contained in paragraphs one through three and paragraph five therein. We have no basis to agree or disagree with other statements of the registrant contained therein.